UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 28, 2013

MPG OFFICE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification No.)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

	Item 1.01	Entry into a Material Definitive Agreement.
	Item 7.01	Regulation FD Disclosure.
	Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit 2.1	Purchase and Sale Agreement and Joint Escrow Instructions as of May 13, 2013 by and between Maguire Partners–Plaza Las Fuentes, LLC and Downtown Properties Holdings, LLC
Exhibit 2.2	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated as of May 28, 2013, by and between Downtown Properties Holdings, LLC and Maguire Partners–Plaza Las Fuentes, LLC
Exhibit 99.1	Press release dated May 29, 2013

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2013, MPG Office Trust, Inc. (together with affiliate entities, the “Company”) entered into an agreement to sell Plaza Las Fuentes, located in Pasadena, California, to East West Bank and Downtown Properties Holdings, LLC, a copy of which is filed as Exhibit 2.1 to this report.

The purchase price is $75.0 million and the buyer has made a non-refundable deposit in the amount of $2.25 million. The transaction is expected to close on or after June 28, 2013, following the expiration of the tax protection period on the asset. The transaction is subject to approval by the City of Pasadena, in its capacity as air space lessor, as well as other customary closing conditions. Net proceeds from the transaction are estimated to be approximately $30 million (after the repayment of debt and closing costs) and will be available for general corporate purposes.

On May 28, 2013, the Company and Downtown Properties Holdings, LLC entered into an amendment to the May 13, 2013 purchase and sale agreement, a copy of which is filed as Exhibit 2.2 to this report.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On May 29, 2013, the Company issued a press release announcing that it entered into an agreement to sell Plaza Las Fuentes to East West Bank and Downtown Properties Holdings, a copy of which is furnished as Exhibit 99.1 herewith.

The purchase price is $75.0 million. The transaction is expected to close on or after June 28, 2013, following the expiration of the tax protection period on the asset. The sale is subject to approval by the City of Pasadena, California, in its capacity as air space lessor, as well as other customary closing conditions. Net proceeds from the transaction are estimated to be approximately $30 million (after the repayment of debt and closing costs) and will be available for general corporate purposes.

Exhibit 99.1 is being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibits are either filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
2.1*†	Purchase and Sale Agreement and Joint Escrow Instructions as of May 13, 2013 by and between Maguire Partners–Plaza Las Fuentes, LLC and Downtown Properties Holdings, LLC
2.2*†	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated as of May 28, 2013, by and between Downtown Properties Holdings, LLC and Maguire Partners–Plaza Las Fuentes, LLC
99.1**	Press release dated May 29, 2013
_________

*	Filed herewith.

**	Furnished herewith.

†
Pursuant to Regulation S-K 601(b)(2), we have not filed exhibits and schedules related to this agreement. Copies of such exhibits and schedules will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC. Registrant

/s/ PEGGY M. MORETTI
Peggy M. Moretti Executive Vice President, Investor and Public Relations & Chief Administrative Officer

Date:   As of May 29, 2013